As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-260929

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nomad Royalty Company Ltd.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1275 Av. des Canadiens-de-Montréal, Suite 500

Montréal, Québec

H3B 0G4 Canada

(438) 538-7555

(Address and Telephone Number of Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name Address and Telephone Number of Agent for Service)

with copies to:

Martin C. Glass Jenner & Block LLP 1155 Avenue of the Americas New York, New York 10036-2711 (212) 891-1672	Sébastien Bellefleur Fasken Martineau DuMoulin LLP 800 Square-Victoria, Suite 3500 Montreal, Québec, Canada H4Z 1E9 (514) 397-7445

Approximate date of commencement of proposed sale to public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Nomad Royalty Company Ltd. (the “Company”) removes from registration all of the unsold securities registered under the Registration Statement on Form F-3D (Registration No. 333-260929) filed by the Company with the U.S. Securities and Exchange Commission on November 9, 2021 (the “Registration Statement”), pertaining to the registration of 2,660,000 common shares of the Company under the Company’s dividend reinvestment plan.

The Company entered into an Arrangement Agreement, dated as of May 1, 2022, by and between the Company and Sandstorm Gold Ltd. (“Sandstorm”), pursuant to which Sandstorm acquired all of the issued and outstanding common shares of the Company (the “Arrangement”) and the Company became a wholly-owned subsidiary of Sandstorm. The Arrangement became effective on August 15, 2022.

In connection with the Arrangement, the offerings of the common shares pursuant to the Registration Statement have been terminated. Accordingly, the Company is terminating all offerings of its securities pursuant to the Registration Statement and deregistering the remaining securities registered but unsold under the Registration Statement. The Company, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montréal, Province of Québec, Country of Canada, on August 15, 2022.

NOMAD ROYALTY COMPANY LTD.

By:	/s/ Erfan Kazemi
Name:	Erfan Kazemi
Title:	Chief Financial Officer

Other than the signature of the Authorized Representative pursuant to Section 6(a) of the Securities Act of 1933, as amended (the “Securities Act”), no other person is required to sign this Post-Effective Amendment to the Registration Statement pursuant to Rule 478 of the Securities Act.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment to the above-referenced Registration Statement, solely in the capacity of the duly authorized representative of Nomad Royalty Company Ltd. in the United States, on August 15, 2022.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

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